UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134
(Address of principal executive offices)

(630) 708-0750
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On August 27, 2019, 2050 Motors, Inc. issued the following shareholder update:

2050 Updates Shareholders on Investment Strategy; Further Invests in Social Network and Launches Streaming Unit

Chicago, IL, August 27, 2019 –Motors, Inc. d/b/a 2050 Corp. (US OTC: ETFM) today updates shareholders on its investment programs. In order to mitigate dilution and optimize growth, the Company has taken numerous steps including the following:

The Agreement to form a telecommunications JV with CLEC Networks Inc. has expired. Though management is bullish on the opportunity, it simply is not feasible to commit $175,000 to the business at this time. As a result, 2050 will not issue 100 million shares equivalent to CLEC Networks’ owner nor will the Company dilute shareholders to fund the JV.

2050 has terminated its LOI with LVG1. Accordingly, 2050 will not issue 100 million shares equivalent for a minority % in LVG1. Management remains committed to offering CBD products and services from LVG1 or similar providers on 2050’s planned e-commerce platform.

2050 has removed two members from its Advisory Board due to pursuit of different paths and has canceled 20 million warrants associated with their Agreements.

Said Vik Grover, CEO: “These measures have removed a 240-million-share-overhang on 2050’s capitalization and eliminated funding needs that would have required the Company to issue over one billion shares at current prices. Through these moves, we have focused 2050 on incubating and accelerating high ROI Internet companies rather than building a diversified portfolio. I believe this will provide clarity to our path and help investors identify and understand the opportunities for the Company.”

2050 remains committed to it planned investment in eRIDE CLUB @ www.erideclub.com which is building a global electric vehicle (EV) rental and sales platform. Management is currently working with eRIDE’s owners on capitalizing the private entity and exchanging 100,000 Series B Preferred Shares of 2050 for 10% of eRIDE’s equity.

Regarding 2050’s social network Kanab Club (www.kanab.club), 2050 will soon make its third milestone payment to its programming group. Now that user pages have been completed, the social network is being coded for messaging, chat, text, photo and video posts, and other industry standard features. Phase III will include development of an e-commerce marketplace. All told, a beta system should be launched within 60-90 days, after which Android and iOS app functionality and advertising technology will be deployed. Once the system is in beta, 2050 will approach influencers, advertisers and content providers to brand, launch and populate the site.

Today, 2050 announces it is launching a business unit under its “KANAB” brand to target the worldwide streaming market. The Company has engaged Baltimore-based CSC Analytics, which offers on-demand data analytics, business optimization and automation services for organizations of any scale looking to efficiently tackle unique business challenges and improve growth. Milestone payments in cash and preferred stock are designed to align CSC with 2050’s stated goal of building a business targeting the adult visitor and cannabis markets. Development is expected to take four months, during which time 2050 intends to negotiate with providers of non-linear content and advertising to add to the solution, which among other means will be delivered using a Linux based PC-on-a-stick.

Said Grover: “There is global demand for an alternative social network for adult use, driven by disenchantment with mainstream providers and changing rules regarding data privacy and protection (GDPR, CCPA). I believe there are hundreds of millions of adult customers who will consider a new online destination for recreation, wellness and community. Further, recent daily headlines about accelerating streaming growth by ROKU, Amazon, Disney, Netflix, Apple, Google and others illustrate a significant opportunity to attack cord cutting in the U.S. and abroad. Marrying a streaming business unit to an adult use social network will be a powerful one-two punch that should drive significant adoption and growth for 2050. I believe these businesses can ultimately go mainstream. Even at 1%-2% market share, the potential upside is significant.”

About 2050 Motors, Inc.

2050 Motors, Inc. d/b/a 2050 Corp. (www.2050motors.com) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging growth companies aligned with its environmental, social, and governance (“ESG”) mission. 2050 is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford emerging companies access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that 2050 Motors will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to 2050 Motors’ stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. 2050’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition or stock price.

CONTACT:

Vik Grover

CEO

2050 Motors, Inc.

(630) 708-0750

investors@2050motors.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: August 27, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer